Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2023 Second QUARTER RESULTS

THE WOODLANDS, TX – September 12, 2022 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2023 second quarter ended July 31, 2022.

Revenues from Marine Technology Products sales for the second quarter of fiscal 2023 were $8.7 million, up 28% compared to $6.8 million in the second quarter of fiscal 2022.  The Company reported a net loss from continuing operations for the second quarter of fiscal 2023 of approximately $1.8 million compared to a net loss of $2.7 million in the second quarter of fiscal 2022.  Second quarter of fiscal 2023 net loss from continuing operations attributable to common shareholders was $0.20 per share compared to a net loss of $0.25 per share in the second quarter of fiscal 2022.

Adjusted EBITDA from continuing operations for the second quarter of fiscal 2023 was a loss of $1.0 million compared to a loss of $1.8 million in the second quarter of fiscal 2022. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net loss from continuing operations and cash provided by operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles.

Backlog of Marine Technology Products as of July 31, 2022, was approximately $19.3 million compared to $13.4 million at April 30, 2022 and $11.7 million at July 31, 2021.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “We were pleased with our second quarter results, with revenues coming in 28% higher than the second quarter of last year.  These revenues were in line with our expectations and were comparable to our first quarter revenues of approximately $9.1 million.  We feel that the higher level of revenue that we’ve generated in the first half of this year is an indication of our revenue potential on an ongoing basis.  As we have discussed previously, we see robust interest, improved customer optimism, increased order flow and backlog. Based on these factors, we expect revenue in the second half of fiscal 2023 to exceed that of the first half.

“Despite slightly lower revenue in the second quarter as compared to the first, our operating loss improved to approximately $1.6 million as compared to approximately $2.5 million in the previous quarter.  We saw improved gross margins, lower selling, general and administrative expenses and lower research and development expense.

“We remain encouraged by the underlying market conditions that surround our business.  The sustained global energy prices we are seeing continue to drive increased activity among our marine seismic and exploration customers, as evidenced by recent and pending order activity. In addition to the firm backlog of orders, we are experiencing significant inquiries from our exploration and survey customers, particularly for source controller and high-resolution seismic streamer systems. Due to lead times for certain components, we are encouraging customers to place orders for fiscal 2024 deliveries as early as possible to ensure an appropriate place in our production queue. We believe some of our recent orders for sonar systems are directly associated with the current geopolitical climate, namely the security concerns in Europe. Although we’re pleased with these orders and the inquiry levels that we’ve seen to date, we remain focused on continuing to leverage our growing product offerings to take advantage of opportunities in this improved market.

“As we look ahead to the second half of the year, we expect improved results when compared to the first half. While the timing of orders remains variable, which may result in a sequential drop in the third quarter, we expect to more than make up for it in the fourth quarter. Given the current state of our backlog and anticipated deliveries before year end, we expect to generate meaningfully higher revenue and positive income from continuing operations in the fourth quarter,” concluded Capps.

NOTE: As has been previously disclosed, the Company is exiting the land leasing business.  Accordingly, the Equipment Leasing segment has been treated as a discontinued operation, and the associated results are excluded from the Company’s results from continuing operations for all periods presented.  Assets and liabilities associated with the Equipment Leasing segment have been reclassified as “held for sale” in the accompanying consolidated condensed balance sheet.

CONFERENCE CALL

Management has scheduled a conference call for Tuesday, September 13, 2022 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2023 second quarter results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website,  http://mind-technology.com, by logging onto the site and clicking “Investor Relations.”  A telephonic replay of the conference call will be available through September 20, 2022 and may be accessed by calling (201) 612-7415 and using passcode 13732406#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom.  Its Seamap and Klein units, design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the fiscal second quarter ended July 31, 2022 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	July 31, 2022	January 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$833	$5,114
Accounts receivable, net of allowance for doubtful accounts of $484 at each of July 31, 2022 and January 31, 2022	6,657	8,126
Inventories, net	14,422	14,006
Prepaid expenses and other current assets	1,785	1,840
Assets held for sale	178	159
Total current assets	23,875	29,245
Property and equipment, net	4,013	4,272
Operating lease right-of-use assets	2,001	1,835
Intangible assets, net	5,469	6,018
Other assets	213	650
Total assets	$35,571	$42,020
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,460	$2,046
Deferred revenue	441	232
Accrued expenses and other current liabilities	3,641	5,762
Income taxes payable	1,073	837
Operating lease liabilities - current	502	869
Liabilities held for sale	202	953
Total current liabilities	8,319	10,699
Operating lease liabilities - non-current	1,499	966
Deferred tax liability	92	92
Total liabilities	9,910	11,757
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,683 shares issued and outstanding at each of July 31, 2022 and January 31, 2022	37,779	37,779
Common stock, $0.01 par value; 40,000 shares authorized; 15,720 and 15,705 shares issued at July 31, 2022 and January 31, 2022, respectively	157	157
Additional paid-in capital	129,314	128,926
Treasury stock, at cost (1,933 and 1,931 shares at July 31, 2022 and January 31, 2022, respectively)	(16,863)	(16,862)
Accumulated deficit	(123,142)	(117,856)
Accumulated other comprehensive loss	(1,584)	(1,881)
Total stockholders’ equity	25,661	30,263
Total liabilities and stockholders’ equity	$35,571	$42,020

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2022	2021	2022	2021
Revenues:
Sale of marine technology products	$8,713	$6,807	$17,800	$11,001
Total revenues	8,713	6,807	17,800	11,001
Cost of sales:
Sale of marine technology products	5,175	4,583	10,973	8,234
Total cost of sales	5,175	4,583	10,973	8,234
Gross profit	3,538	2,224	6,827	2,767
Operating expenses:
Selling, general and administrative	3,789	3,378	8,061	7,195
Research and development	833	888	1,847	1,741
Depreciation and amortization	467	557	946	1,223
Total operating expenses	5,089	4,823	10,854	10,159
Operating loss	(1,551)	(2,599)	(4,027)	(7,392)
Other (expense) income:
Other, net	(76)	57	(194)	1,004
Total other (expense) income	(76)	57	(194)	1,004
Loss from continuing operations before income taxes	(1,627)	(2,542)	(4,221)	(6,388)
Provision for income taxes	(131)	(197)	(342)	(52)
Net loss from continuing operations	(1,758)	(2,739)	(4,563)	(6,440)
(Loss) income from discontinued operations, net of income taxes	(162)	79	224	(204)
Net loss	$(1,920)	$(2,660)	$(4,339)	$(6,644)
Preferred stock dividends - declared	—	(682)	(947)	(1,266)
Preferred stock dividends - undeclared	(947)	—	(947)	—
Net loss attributable to common stockholders	$(2,867)	$(3,342)	$(6,233)	$(7,910)
Net (loss) income per common share - Basic
Continuing operations	$(0.20)	$(0.25)	$(0.47)	$(0.56)
Discontinued operations	$(0.01)	$0.01	$0.02	$(0.01)
Net loss	$(0.21)	$(0.24)	$(0.45)	$(0.57)
Net (loss) income per common share - Diluted
Continuing operations	$(0.20)	$(0.25)	$(0.47)	$(0.56)
Discontinued operations	$(0.01)	$0.01	$0.02	$(0.01)
Net loss	$(0.21)	$(0.24)	$(0.45)	$(0.57)
Shares used in computing net loss per common share:
Basic	13,782	13,774	13,779	13,767
Diluted	13,782	13,774	13,779	13,767

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Six Months Ended July 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(4,339)	$(6,644)
Adjustments to reconcile net loss to net cash used in operating activities:
PPP loan forgiveness	—	(850)
Depreciation and amortization	946	1,226
Stock-based compensation	388	236
Recovery of doubtful accounts	—	(453)
Provision for inventory obsolescence	45	350
Gross profit from sale of assets held-for-sale	(358)	—
Loss (gross profit) from sale of other equipment	113	(155)
Changes in:
Accounts receivable	1,998	(140)
Unbilled revenue	15	21
Inventories	(461)	(542)
Prepaid expenses and other current and long-term assets	168	(260)
Income taxes receivable and payable	19	(63)
Accounts payable, accrued expenses and other current liabilities	(1,126)	375
Deferred revenue	95	(292)
Net cash used in operating activities	(2,497)	(7,191)
Cash flows from investing activities:
Purchases of property and equipment	(250)	(14)
Sale of assets held for sale	361	484
Sale of a business, net of cash sold	—	761
Net cash provided by investing activities	111	1,231
Cash flows from financing activities:
Purchase of treasury stock	(1)	(2)
Net proceeds from preferred stock offering	—	4,502
Net proceeds from common stock offering	—	43
Preferred stock dividends	(1,894)	(1,160)
Net cash (used in) provided by financing activities	(1,895)	3,383
Effect of changes in foreign exchange rates on cash and cash equivalents	—	22
Net decrease in cash and cash equivalents	(4,281)	(2,555)
Cash and cash equivalents, beginning of period	5,114	4,611
Cash and cash equivalents, end of period	$833	$2,056

MIND TECHNOLOGY, INC.

Reconciliation of Net Loss From Continuing Operations and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA From Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of Net loss from Continuing Operations to EBITDA and Adjusted EBITDA	(in thousands)
Net loss from continuing operations	$(1,758)	$(2,739)	$(4,563)	$(6,440)
Interest expense, net	4	(9)	4	—
Depreciation and amortization	467	557	946	1,223
Provision for income taxes	131	197	342	52
EBITDA loss from continuing operations (1)	(1,156)	(1,994)	(3,271)	(5,165)
Non-cash foreign exchange losses	—	33	—	82
Stock-based compensation	152	115	388	236
Adjusted EBITDA loss from continuing operations (1)	$(1,004)	$(1,846)	$(2,883)	$(4,847)
Reconciliation of Net Cash Used in Operating Activities to EBITDA
Net cash provided by (used in) operating activities	$1,025	$(4,384)	$(2,497)	$(7,191)
PPP loan forgiveness	—	—	—	850
Stock-based compensation	(152)	(115)	(388)	(236)
Provision for inventory obsolescence	(22)	(23)	(45)	(45)
Changes in accounts receivable (current and long-term)	(2,897)	1,570	(1,860)	466
Interest paid	—	—	4	—
Taxes paid, net of refunds	—	116	277	147
Gross profit (loss) from sale of other equipment	—	75	(113)	155
Changes in inventory	201	(218)	461	523
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	333	588	730	(332)
Changes in prepaid expenses and other current and long-term assets	304	333	129	500
Other	52	64	31	(2)
EBITDA loss from continuing operations (1)	$(1,156)	$(1,994)	$(3,271)	$(5,165)

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.